EXHIBIT 99.1
JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock, par value $0.001 per share, of Gran Tierra Energy Inc. dated as of the date hereof is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated:  October 6, 2025

EQUINOX PARTNERS INVESTMENT MANAGEMENT LLC

/s/ Sean M. Fieler
Name:	Sean M. Fieler
Title:	Manager

EQUINOX PARTNERS, L.P.

/s/ Sean M. Fieler
Name:	Sean M. Fieler
Title:	Manager of Equinox Partners Investment Management LLC, the Investment Manager of Equinox Partners, L.P.

KUROTO FUND LP

/s/ Sean M. Fieler
Name:	Sean M. Fieler
Title:	Manager of Equinox Partners Investment Management LLC, the Investment Manager of Kuroto Fund LP

MASON HILL PARTNERS, LP

/s/ Sean M. Fieler
Name:	Sean M. Fieler
Title:	Manager of Equinox Partners Investment Management LLC, the Investment Manager of Mason Hill Partners, LP

/s/ Sean M. Fieler
SEAN M. FIELER